Exhibit 1.1

DEALER MANAGER AGREEMENT
RREEF PROPERTY TRUST, INC.
Up to $2,300,000,000 in shares of Common Stock, $0.01 par value per share
July 1, 2016
Deutsche AM Distributors, Inc.
60 Wall Street, 5th Floor
New York, NY 10005

Ladies and Gentlemen:
RREEF Property Trust, Inc., a Maryland corporation (the “Company”), has registered for public sale (the “Current Offering”) a maximum of $2,300,000,000 in any combination of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), consisting of: (a) up to $2,100,000,000 in shares of Common Stock are being offered to the public pursuant to the Company’s primary offering (the “Primary Offering”) and (b) up to $200,000,000 in shares of Common Stock are being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan.
The Company is the sole general partner of RREEF Property Operating Partnership, LP, a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). As of the Effective Date (defined below), the Company and the Operating Partnership hereby jointly and severally agree with you, the Dealer Manager, as follows:
The Company is offering to the public four classes of Common Stock, Class A common stock, $0.01 par value per share (the “Class A Shares”), Class I common stock, $0.01 par value per share (the “Class I Shares”), Class N common stock, $0.01 par value per share (the “Class N Shares”) and Class T common stock, $0.01 par value per share (the “Class T Shares”). The differences between the classes of shares of Common Stock and the eligibility requirements for each class are described in detail in the Prospectus (as hereinafter defined). The Primary Shares are to be issued and sold to the public on a “best efforts” basis through Deutsche AM Distributors, Inc., as the dealer manager (the “Dealer Manager”) for (1) the Current Offering and (2) subject to Section 14.4, any subsequent public offering by the Company (each a “Follow-On Offering”) of shares of any class of Common Stock offered from time to time hereafter registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”), and the broker-dealers, registered investment advisers and other appropriately licensed firms participating in the Offering (the “Participating Broker-Dealers”), at a purchase price equal to the Company’s net asset value (“NAV”) per Share, as reported by the Company, applicable to the class of Shares being purchased on such day prior to giving effect to any Share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus), plus, for Class A Shares and Class T Shares, applicable selling commissions, subject in certain circumstances to waivers or reductions thereof and, for Class T Shares, applicable dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Common Stock that each stockholder owns will be automatically invested in additional shares of the same class, except in the case of Class T Shares that convert to Class N Shares, as described in the Prospectus. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share, as reported by the Company, applicable to the class of Common Stock being purchased (as calculated in accordance with the procedures described in the Prospectus). As used in this dealer manager agreement (this “Agreement”), (a) the term “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the primary portion of an Offering, including the Primary Offering of the Current Offering and any Follow-On Offering, (b) the term “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP in effect at any time, (c) the term “Offering” means the Current

Offering or any Follow-On Offering, as appropriate, and as used herein refers to a public offering of Common Stock pursuant to the Registration Statement on Form S-11 filed with the SEC for the registration of the Offered Shares to be sold in such public offering, and (d) the term “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in any Offering.

1. Representations and Warranties of the Company and the Operating Partnership.
The Company and the Operating Partnership hereby represent and warrant, jointly and severally, to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) substantially in the form attached as Exhibit A to this Agreement or in such other form as shall be approved by the Company that, as of the Effective Date and at all times during the term of this Agreement (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates):
1.1 Compliance with Registration Requirements. A registration statement on Form S-11 (File No. 333-208751), including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act, and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the SEC on December 23, 2015. The Company has prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required to the Effective Date and will file such additional amendments and supplements thereto as may hereafter be required. As used in this Agreement, the term “Registration Statement” means the registration statement on Form S-11 on file with and declared effective by the SEC, as amended through the Effective Date, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the SEC, and, provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the SEC by the Company in accordance with the applicable requirements of the Securities Act and the Securities Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the SEC, as amended by the last post-effective amendment thereto declared effective by the SEC; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC, including any Registration Statement prepared and filed with the SEC by the Company to register Offered Shares to be sold in a Follow-On Offering, is or was first declared effective by the SEC; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the SEC at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), including any Prospectus filed with respect to any Follow-On Offering, provided, however, that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company with the SEC pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file with the SEC at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed by the Company pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the SEC; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. The terms Registration Statement and Prospectus shall include the documents, if any, incorporated by reference therein.
The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date or Filing Date, as the case may be, and, during the term of this Agreement, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.
As of the Effective Date, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or, to the knowledge of the Company, threatened by the SEC under the Securities Act. As of the Effective Date, no jurisdiction in which the Offered Shares have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Offered Shares for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened.
1.2 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they are filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act Regulations”), and none of such documents contained, and at each Effective Date will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
1.3 Good Standing of the Company and the Operating Partnership. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions, and carry out its obligations, contemplated hereby. This Agreement is duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity and contribution provisions contained in Sections 7 and 8 of this Agreement may be limited under applicable securities laws.
The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions, and carry out its obligations, contemplated hereby. As of the Effective Date the Company is the sole general partner of the Operating Partnership. This Agreement is duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity and contribution provisions contained in Sections 7 and 8 of this Agreement may be limited under applicable securities laws.
Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a Material Adverse Effect on the business, properties, financial position, results of operations or cash flows of the Company and the Operating Partnership taken as a whole (a “Material Adverse Effect”).
1.4 Authorization and Description of Securities. The issuance and sale of the Offered Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this

Agreement, the Offered Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company is a party or otherwise. The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding shares of Common Stock as of the Effective Date are as set forth in the Prospectus under the caption “Description of Capital Stock.” All offers and sales of the Common Stock prior to the Effective Date were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. As of the Effective Date, the Operating Partnership has not issued any security or other equity interest other than partnership interests (“Interests”) as set forth in the Prospectus and none of such outstanding Interests has been issued in violation of any preemptive right. All of such Interests have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.
1.5 Absence of Defaults and Conflicts. The Company and each of its Subsidiaries is not in violation of its charter or its bylaws, or its other organizational documents, as applicable, and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with its obligations and the other terms of this Agreement by the Company does not, and will not, conflict with or violate the terms of, constitute a default under, or result in a breach under: (a) the Company’s, or any of its Subsidiaries’, charter or bylaws, or other organizational documents, as applicable; or (b) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Company, or any of its Subsidiaries, is a party or to which any of their properties are bound; or (c) any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
The Operating Partnership is not in violation of its certificate of limited partnership or its limited partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with its obligations and the other terms of this Agreement by the Operating Partnership does not, and will not conflict with or violate the terms of or constitute a default under, or result in a breach under: (a) its certificate of limited partnership or limited partnership agreement; or (b) any indenture, mortgage, deed of trust, lease, note or other material agreement or instrument to which the Operating Partnership is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Operating Partnership; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
1.6 REIT Compliance. The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, will enable it to meet the requirements for taxation as a REIT under the Code. The Company made a timely election to be subject to taxation as a REIT pursuant to Sections 856 through 860 of the Code commencing with the taxable year-end 2013. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.
1.7 No Operation as an Investment Company. The Company is not and, after giving effect to the transactions contemplated by this Agreement and any activities of the Company and its Subsidiaries, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

1.8 Absence of Further Requirements. No filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or for the consummation by the Company of any of the transactions contemplated hereby, or in connection with the issuance and sale by the Company of the Offered Shares, except (a) such as may be required under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state corporate and securities laws or other laws of states in which the Company may own real property, or as may be required by subsequent events that may occur, or (b) where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not reasonably be expected to result in a Material Adverse Effect.
1.9 Absence of Proceedings. Except as disclosed in the Prospectus, there are no actions, suits or proceedings against, or inquiries or investigations (“Proceedings”) of, the Company, its Subsidiaries, including without limitation the Operating Partnership, pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries, including without limitation the Operating Partnership, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Offered Shares or the consummation of any of the transactions contemplated by this Agreement, (c) that would reasonably be expected to materially and adversely affect the performance by the Company and its Subsidiaries, including without limitation, the Operating Partnership, considered as one enterprise, of its obligations under, or the validity or enforceability of, this Agreement, or the Offered Shares, (d) which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (e) seeking to affect adversely the federal income tax attributes of the Offered Shares.
1.10 Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes, present fairly the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries, as of and at the dates specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus.
1.11 Independent Accountants. KPMG LLP, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, is, and will be as of each Effective Date, and shall have been during the periods covered by their report included in the Registration Statement and the Prospectus, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act and the Securities Act Regulations. Such accounting firm(s) have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
1.12 No Material Adverse Change in Business. Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto there has been no material adverse change in the business, properties, management, financial position, results of operations or cash flows of the Company or the Operating Partnership, whether or not arising in the ordinary course of business.
1.13 Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.
1.14 Reporting and Accounting Controls. Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership and the Company’s other Subsidiaries. The Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company’s knowledge, neither the Company nor the Operating Partnership or the Company’s other Subsidiaries, nor any agent thereof has made any payment of funds of the Company or the Operating Partnership or the Company’s other Subsidiaries or received or retained any funds, and no funds of the Company or the Operating Partnership or the Company’s other Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Operating Partnership or the Company’s other Subsidiaries. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
1.15 Material Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, security holders of the Company, the Operating Partnership, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.
1.16 Possession of Licenses and Permits. Each of the Company and its Subsidiaries, including without limitation the Operating Partnership, possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus. The Company, and its Subsidiaries, including without limitation the Operating Partnership each is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries, including without limitation the Operating Partnership, has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement and the Prospectus.
1.17 Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described in the Registration Statement or such amendment to the Registration Statement.
1.18 Possession of Intellectual Property. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and the Operating Partnership own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and the Operating Partnership or the other Subsidiaries, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect.
Except as otherwise disclosed in the Registration Statement and the Prospectus, none of the Company nor the Operating Partnership or the other Subsidiaries has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the Operating Partnership therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
1.19 Advertising and Sales Materials. All advertising and supplemental sales literature to be used by the Dealer Manager in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described (the “Authorized Sales Materials”), that is prepared by or on behalf of the Company or RREEF America L.L.C., a Delaware limited liability company that serves as the Company’s advisor (the “Advisor”) pursuant to the terms of an advisory agreement by and between the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”), when taken together with the Prospectus, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading. Furthermore, prior to its first use, all such Authorized Sales Materials shall be filed with, and will have received all required regulatory approval, which may include, but is not limited to approval from the SEC all appropriate state securities agencies and bodies, provided that the Dealer Manager will make all required FINRA filings and receive all required FINRA approvals for such materials. The Company is responsible for the content of all Authorized Sales Materials, subject to the Dealer Manager’s obligations pursuant to Section 7.3 of this Agreement.
1.20 Compliance with Privacy Laws and the USA PATRIOT Act. The Company complies, and will comply, in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).
1.21 Good and Insurable Title to Properties.

Except as otherwise disclosed in the Prospectus (including any supplement or amendment to the Prospectus):
(i) the Company and its Subsidiaries have good, valid and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and other assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Registration Statement and the Prospectus and there are no liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect;
(ii) to the Company’s knowledge, no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as a lessor) any of its properties has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which are not material with respect to the Company and its Subsidiaries considered as one enterprise;
(iii) to the Company’s knowledge, the properties of the Company or any of its Subsidiaries has access to public rights of way, either directly or through insured easements, and is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such access to public rights of way or public utilities would not reasonably be expected to result in a Material Adverse Effect;
(iv) to the Company’s knowledge, the properties of the Company or any of its Subsidiaries complies with applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not reasonably be expected to result in a Material Adverse Effect;
(v) to the Company’s knowledge, all of the leases under which the Company or any of its Subsidiaries hold or use any real property or improvements are in full force and effect, except where the failure to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in the payment of any material amounts due under any such leases or in any other default thereunder and the Company knows of no event which could constitute a default under any such lease, except such defaults that could not reasonably be expected to result in a Material Adverse Effect; and
(vi) neither the Company nor any of its Subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which would constitute such a default under any of such leases, except such defaults as could not reasonably be expected to result in a Material Adverse Effect.
1.22 Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities of the Company or the Operating Partnership registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering.
1.23 Taxes. Except as disclosed in the Prospectus, the Company and the Operating Partnership and each of their respective affiliates have filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and have paid or provided for the payment of all taxes indicated by such returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.
1.24 Authorized Use of Trademarks. Any required consent and authorization has been obtained for the use of any trademark or service mark in any Authorized Sales Materials or other materials delivered by the Company to the Dealer Manager or approved by the Company for use by the Dealer Manager and/or a Participating Broker-Dealer and, to the Company’s knowledge, the use of any trademark or service mark in such literature or other materials does not constitute the unlicensed use of intellectual property.
1.25 Environmental Matters.
Except as otherwise disclosed in the Prospectus (including any supplement or amendment to the Prospectus), to the Company’s knowledge: (i) all real property and improvements owned or leased by the Company or any of its Subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements (the “Properties And Improvements”), are free of any Contaminant (as defined below) and are not in violation of applicable Environmental Laws (as defined below) other than such violation which could reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company, nor any of its Subsidiaries has caused or allowed to occur any Release (as defined below) of any Contaminant into the Environment in violation of any applicable Environmental Law, except for such violations that could not reasonably be expected to result in a Material Adverse Effect; (iii) there is no notice from any governmental body claiming any violation of any Environmental Laws; and (iv) none of the Properties and Improvements are being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected to result in a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or regulated radioactive materials or any constituent of any such substance or waste, as identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits, which are directed at the protection of human health or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient air. “Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on any asset. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminant in, at, from, or about the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any applicable Environmental Law.
1.26 No Fiduciary Duty. The Company and the Operating Partnership acknowledge and agree that: (a) the Dealer Manager is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Offered Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Operating Partnership or any other person; (b) the Dealer Manager is not advising the Company or the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; (c) the Company and the Operating Partnership shall consult with each of their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Manager shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto; and (d) any review by the Dealer Manager of the Company and the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Dealer Manager and shall not be on behalf of the Company or the Operating Partnership. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Offered Shares for its own account and, in soliciting purchasers of the Offered Shares, the Dealer Manager shall act solely as the Company’s agent and not as a principal.

1.27 Investigations, Suits, Claims and Proceedings. As of the Effective Date, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which any property of the Company or its Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, there are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement or the Prospectus.
1.28 Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and as of the Effective Date no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
1.29 OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, or employee of the Company or any of its Subsidiaries, nor to the knowledge of the Company or its Subsidiaries, or any other person associated with or acting on behalf of the Company or any of its Subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor its Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).
1.30 Unlawful Contributions; FCPA. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment or (iii) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under. The Company and its Subsidiaries have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. The Company and its Subsidiaries will not, directly or indirectly, use the proceeds of the offering and sale of the Offered Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in clause (iii) of this Section.
1.31 Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Company nor any of the Subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.
1.32 Related Party Transactions. There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents as required.
2. Covenants of the Company and the Operating Partnership.
The Company and the Operating Partnership hereby jointly and severally covenant to, and agree with, the Dealer Manager that:
2.1 Compliance with Securities Laws and Regulations. The Company will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) (i) promptly furnish the Dealer Manager with a copy of any comments of, or requests for additional or supplemental information from, the SEC, (ii) promptly advise the Dealer Manager of the receipt of any comments of, or requests for additional or supplemental information from, any state securities administrator, and upon request from the Dealer Manager promptly furnish the Dealer Manager with a copy of such comments and/or requests, and (iii) promptly advise the Dealer Manager of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, or shall institute any proceedings for that purpose, promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to prevent the issuance of such order, or to obtain the lifting of such order at the earliest possible time. Prior to filing any amendment or supplement to the Prospectus or any pre-effective or post-effective amendment to the Registration Statement with the SEC, the Company will use commercially reasonable efforts to provide a draft of the filing to the Dealer Manager prior to the initial delivery of the proposed changes to the financial printer. Notwithstanding the foregoing, the Company will not file with the SEC any amendment or supplement to the Prospectus or any pre-effective or post-effective amendment to the Registration Statement which in any way amends or modifies the section of the Prospectus entitled “Plan of Distribution,” or those sections of the Prospectus described on Schedule 3 attached hereto for which the Dealer Manager made representations to FINRA, without first providing the Dealer Manager with a copy of such proposed filing and obtaining the Dealer Manager’s approval thereof, such approval not to be unreasonably withheld or delayed.
2.2 Delivery of Registration Statement, Prospectus and Sales Materials. The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration

Statement, including all amendments and exhibits thereto, and the Prospectus, including all amendments and supplements thereto, as the Dealer Manager may reasonably request. The Company also will furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the Authorized Sales Materials as the Dealer Manager may reasonably request in connection with the Offering (provided that the use of such Authorized Sales Materials has been first approved for use by all applicable regulatory agencies).
2.3 Blue Sky Qualifications. The Company will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the 50 states, the District of Columbia and Puerto Rico (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”), to file such documents and furnish such information as may be reasonably required for that purpose, and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is solely in the Dealer Manager’s possession and is reasonably requested by the Company. The Company will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Company, naming the Qualified Jurisdictions, which shall be true and correct in all respects, and which the Dealer Manager shall rely upon in making offers and sales in such Qualified Jurisdictions. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such documents and information filed by the Company in connection with such qualifications and exemptions. The Company will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect, including any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order, and if any such order is issued, to obtain the lifting or removal of such order as promptly as possible. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws.
2.4 Continued Compliance with Securities Laws. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which, in the opinion of the Dealer Manager, the Prospectus or any Authorized Sales Materials could include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager), and the Company will prepare and file with the SEC an amendment or supplement which will correct such statement or omission or effect such compliance to the extent required. The Dealer Manager will notify the Participating Broker-Dealers to suspend the offering and sale of the Offered Shares in accordance with Section 4.11 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended Prospectus or otherwise effected compliance with the Securities Act.
2.5 Reporting Requests. The Company will comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
2.6 No Manipulation of Market for Securities. The Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.
2.7 Use of Proceeds. The Company will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus in all material respects.

2.8 Transfer Agent. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.
2.9 Non-Solicitation and Non-Hire. During the term of this Agreement and for a period of one (1) year after the Termination Date (defined below), none of the Company, the Operating Partnership or the Advisor shall (i) solicit, induce, recruit, hire or agree to hire or otherwise encourage or entice, any employee of the Dealer Manager or any of its affiliates to leave the employ of the Dealer Manager or its affiliates, or in any way intentionally interfere with the relationship between Dealer Manager or its affiliates and any employee thereof; provided, however, that the Company, the Operating Partnership or any of their respective affiliates shall not be restricted from (a) employing any such person who contacts it on his or her own initiative and without any direct or indirect solicitation by the Company or the Operating Partnership, and (b) advertising in publications or other general solicitations for employment not directed at such persons and the hiring as a result thereof shall not be deemed a violation of this paragraph, or (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of Dealer Manager or its affiliates to cease doing business with, or modify its business relationship with Dealer Manager or its affiliates, or in any way intentionally interfere with or intentionally hinder the relationship between any such customer, supplier, licensee or business relation and Dealer Manager or its affiliates. During the term of this Agreement and for a period of one (1) year after the Termination Date (defined below), the Company, the Operating Partnership and the Advisor each shall use its reasonable efforts to prevent its respective affiliates from soliciting any employee of the Dealer Manager.
2.10 Information. The Company shall promptly furnish, or arrange to have promptly furnished to the Dealer Manager (a) all information in the Company’s control and requested by the Dealer Manager that is material to the Dealer Manager performing dealer manager services in connection with the Offering, (b) all information in the Company’s control (including due diligence information) that is material to the Dealer Manager performing the dealer manager services described in this Agreement, and (c) notice of the occurrence of a Proceeding, if such Proceeding would be required to be disclosed to the Dealer Manager pursuant to Section 1.9, including, for purposes of this Section 2.10(c), if such Proceeding is disclosed in the Prospectus, arising or occurring during the term of this Agreement.
2.11 Copies of Registration Statement and Prospectus. At the Dealer Manager’s reasonable written request, the Company will furnish the Dealer Manager with one signed copy of the Registration Statement, including its exhibits, and such additional copies of the Registration Statement, without exhibits, and the Prospectus and all amendments and supplements thereto, which are finally approved by the SEC.
2.12 Certain Payments. Without the prior consent of the Dealer Manager, none of the Company, the Operating Partnership or any of their respective affiliates will make any payment (cash or non-cash) to any associated person or registered representative of the Dealer Manager.
2.13 Exclusivity. The Company and the Operating Partnership will work exclusively with the Dealer Manager to distribute the Offered Shares and securities of the Company during the term of this Agreement.
2.14 Authority to Perform Agreements. The Company undertakes to obtain, and shall obtain and maintain, all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the Company’s performance of this Agreement, the Advisory Agreement and under the Company’s charter and bylaws for the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.
2.15 Use of Trademark. Other than with respect to use of Authorized Sales Materials or the Prospectus, the Company will not, without the Dealer Manager’s prior written consent, reproduce, distribute or in any manner use (a) the Dealer Manager’s name, brand, logo or trademark or any reasonably similar variant or derivative thereof or (b) the “Strategic Capital” name, brand, logo or trademark or any reasonably similar variant or derivative thereof.
3. Payment of Expenses and Fees.

3.1 Company Expenses. The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof, and of all sales material, to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys; (e) the Dealer Manager’s filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel in making road show presentations and presentations to Participating Broker-Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; (h) the performance of the Company’s other obligations hereunder; and (i) only to the extent approved in advance by the Company, any additional expenses, other than as set forth above, of agents of the Company, other than the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company. Notwithstanding the foregoing, the Company shall not directly pay, or reimburse for, the costs and expenses described in this Section 3.1 if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including the Company expenses paid or reimbursed pursuant to this Section 3.1, all items of underwriting compensation including Dealer Manager expenses described in Section 3.2 and due diligence expenses described in Section 3.3) to exceed 15.0% of the gross proceeds from the sale of the Offered Shares as of the end of the applicable time period prescribed by applicable FINRA rules or regulations.
3.2 Dealer Manager Expenses for the Class A, Class I and Class T Shares. In addition to payment of the Company expenses described in Section 3.1, the Company shall as reasonably requested by the Dealer Manager directly pay or reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering of the Class A, Class I and Class T Shares, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, industry sponsored conferences, informational seminars and educational conferences sponsored by the Company; (c) customary promotional items; (d) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date, provided such fees and expenses are incurred in relation to the Dealer Manager and provided further that such fees and expenses do not exceed $105,000; and (e) non-accountable due diligence expenses that do not exceed 3% of offering proceeds; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the Primary Shares as of the end of the applicable time period prescribed by applicable FINRA rules or regulations, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3. Any expenses reimbursed pursuant to this Section 3.2 will be reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt or such other documentation as the Company may deem acceptable for such expenses to the Company. Notwithstanding anything herein to the contrary, the amount of all items of compensation, including all payments and expense reimbursements from any source payable to underwriters, or to the extent for underwriter related services, to affiliates thereof, will not exceed an amount that equals 10% of the gross proceeds of each Offering, including but not limited to the compensation described in Section 3.1 and this Section 3.2.

The Dealer Manager will provide to the Company a five year forecast of estimated costs and expenses that the Dealer Manager will incur for its providing services to the Company incident to the Offering and for which the Dealer Manager will (i) request that the Company directly pay or (ii) seek reimbursement from the Company. The Dealer Manager will update its estimated costs and expenses and provide the Company with reconciliations of actual costs and expense figures versus the estimated figures previously provided from time to time and not less than annually.
3.3 Due Diligence Expenses. In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager, or any Participating Broker-Dealer, as applicable, for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Broker-Dealer; provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3.3 which would cause the aggregate of all Company expenses described in Section 3.1, all underwriting compensation paid to the Dealer Manager and any Participating Broker-Dealer and the due diligence expenses paid pursuant to this Section 3.3 to exceed 15.0% of the gross proceeds from the sale of the Offered Shares in each Offering, as of the end of the applicable time period prescribed by applicable FINRA rules or regulations. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer Manager or any Participating Broker-Dealer shall provide to the Company a detailed and itemized invoice for any such due diligence expenses. Any expenses reimbursed pursuant to this Section 3.3 will be paid or reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt, or such other documentation as the Company reasonably deems acceptable, for such expenses to the Company.
4. Representations, Warranties and Covenants of the Dealer Manager.
The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership, as of the date hereof and at all times during the term of this Agreement (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:
4.1 Good Standing of the Dealer Manager. The Dealer Manager is a corporation duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Dealer Manager and, assuming due authorization, execution and delivery of this Agreement by the Company and the Operating Partnership, constitutes a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles relating to the availability of remedies, and except to the extent that the enforceability of the indemnity and the contribution provisions contained in Sections 7 and 8 this Agreement may be limited under applicable securities laws.
4.2 Compliance with Applicable Laws, Rules and Regulations. The Dealer Manager (i) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) is a member of FINRA in good standing, (iii) is a broker or dealer registered as such in those states and jurisdictions where the Dealer Manager is required to be registered in order to provide the services contemplated by this Agreement, and (iv) it and its employees and representatives who will perform services hereunder have all required approvals, licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would prohibit or restrict the ability of the Dealer Manager to carry out the services related to the Offering as contemplated by this Agreement. With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply in all material respects with all applicable requirements of (i) the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations and all other federal rules and regulations applicable to the Offering and the sale of the Offered Shares, (ii) applicable state securities or “blue sky” laws, and (iii) the rules set forth in the FINRA rulebook applicable to the Offering, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”), specifically including, but not in any way limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rules 2340, 2420, 2730 and 2750. The Dealer Manager agrees that to the extent it executes a Participating Broker-Dealer Agreement with a Participating Broker-Dealer that deviates in any material respect from the form attached as Exhibit A to this Agreement, the Dealer Manager shall provide to the Company a copy of such agreement and a summary of such deviations.
4.3 AML Compliance. The Dealer Manager represents that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Exchange Act Regulations, the USA PATRIOT Act and implementing regulations, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act; has Know Your Customer (KYC) policies and procedures in place; that the AML Program has been adopted by a person with sufficient authority to oversee the AML policies and procedures; that the AML Program has education and/or training programs for officers and employees regarding AML policies and procedures; and that the Dealer Manager will remain in compliance with such requirements. The Dealer Manager shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, (i) its AML Program then in effect is consistent with the AML Rules and (ii) it is currently in compliance with its AML Program and all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.
4.4 Accuracy of Information. The Dealer Manager represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus as it relates to the Dealer Manager, and all other information set forth in Schedule 3 does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.5 Recordkeeping. The Dealer Manager agrees to comply, and to require each Participating Dealer to comply, with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Dealer Manager will make such documents and records available to (i) the Company upon reasonable request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the Company’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency, provided, however, that in the event the Dealer Manager determines, in its sole discretion, not to provide documents in accordance with this Section 4.5(ii), it may oppose such document subpoena or other request, provided that the Dealer Manager shall be responsible for all reasonable direct costs of such opposition. The Dealer Manager further agrees to keep, and to require each Participating Dealer to keep, such required records with respect to each customer who purchases Primary Shares, the customer’s suitability and the amount of Primary Shares sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. The Company and Operating Partnership agree that the Dealer Manager can satisfy its recordkeeping obligations hereunder by contractually requiring such information to be maintained by the Participating Broker-Dealers, investment advisors or banks offering the Primary Shares.
4.6 Customer Information. The Dealer Manager shall abide by and comply with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; (c) any reasonable written privacy policies and standards provided to the Dealer Manager by the Company; and (d) the Dealer Manager’s own internal privacy policies and procedures, each as may be amended from time to time.

4.7 Resale of Offered Shares. The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Broker-Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.
4.8 Blue Sky Compliance. Each Participating Broker-Dealer Agreement shall require the Primary Shares to be offered and sold by Participating Broker-Dealers only in the Qualified Jurisdictions and, to the extent that the Dealer Manager directly sells Primary Shares, the Dealer Manager will only offer and sell Primary Shares in Qualified Jurisdictions. No Primary Shares shall be offered or sold for the account of the Company in any other states or foreign jurisdictions.
4.9 Distribution of Prospectuses. The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.
4.10 Authorized Sales Materials. The Company will provide the Dealer Manager with certain Authorized Sales Materials to be used by the Dealer Manager and the Participating Broker-Dealers in connection with the Offering. If the Dealer Manager elects to use such Authorized Sales Materials, then the Dealer Manager agrees that such material shall not be used by it in connection with the Offering and that it will direct Participating Broker-Dealers not to make such use of any Authorized Sales Materials unless accompanied or preceded by the Prospectus. The Dealer Manager agrees that it will not use any sales literature or materials other than Authorized Sales Materials provided by, or on the behalf of, the Company. The Dealer Manager shall not, and in its Participating Dealer Agreement with each Participating Broker-Dealer will require that each Participating Broker-Dealer agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Authorized Sales Materials. The Dealer Manager will not, and in its Participating Dealer Agreement with each Participating Broker-Dealer will require that each Participating Broker-Dealer agree not to, use any “broker-dealer use only” Authorized Sales Materials with members of the public in connection with offers or sales or the Offered Shares. Authorized Sales Materials that are prepared by the Dealer Manager, if any, (a) will be delivered to the Company prior to first use for the Company’s approval, such approval not to be unreasonably withheld or delayed, and (b) when taken together with the Prospectus, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading. Prior to first use, the Dealer Manager will file with FINRA and obtain FINRA clearance of all Authorized Sales Materials to the extent required by applicable FINRA rules.
4.11 Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Broker-Dealers agree, to suspend or terminate the offering and sale of the Primary Shares upon request of the Company at any time and to resume offering and sale of the Primary Shares upon subsequent request of the Company.
4.12 Customer Complaints. The Dealer Manager will provide to the Company promptly upon receipt by the Dealer Manager copies of any written or otherwise documented customer complaints received by the Dealer Manager from Participating Broker-Dealers relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by any Participating Broker-Dealer), the Offered Shares or the Company.
4.13 Capability; Commitment of Staff. The Dealer Manager possesses, and shall maintain, sufficient staff, infrastructure, information technology capability and facilities to provide the services to be provided by the Dealer Manager pursuant to this Agreement and of the type customarily provided by dealer managers of similar investment products. The Dealer Manager will assign appropriate wholesaling, account management and marketing staff to the marketing of the Primary Shares in order to raise capital in accordance with the capital raising goals set forth in business plan for the Company jointly developed by the Company and the Advisor. Prior to the Effective Date, the

Dealer Manager’s wholesaling team has been assigned specific sales goals for the Primary Shares and such goals have been provided to the Company in writing. In addition, the Dealer Manager will create a team with respect to the Offering that will include, at a minimum, the personnel set forth on Schedule 1 hereto.
4.14 Additional Services. The Dealer Manager will:
(a) administer the process of obtaining due diligence and approval of the Offering for Participating Broker-Dealers, provided that Participating Broker-Dealers shall not rely on the Dealer Manager to conduct and obtain such due diligence and approval on their behalf;
(b) provide ongoing marketing and sales support for Participating Broker-Dealers, including operating an internal sales desk for financial advisors and
(c) provide the reports set forth on Schedule 2 to this Agreement and such other reports as are reasonably requested by the Company.
4.15 Standard of Services. The Dealer Manager will perform its obligations under this Agreement in accordance with commercially reasonable standards to maintain the integrity of the Dealer Manager’s, the Company’s and the Advisor’s respective brands.
4.16 Use of Trademark. Other than with respect to use of Authorized Sales Materials or the Prospectus, the Dealer Manager will not, and the Participating Broker-Dealer Agreement with each Participating Broker-Dealer will require each Participating Broker-Dealer to not, without the Company’s prior written consent, reproduce, distribute or in any manner use (a) the Company’s name, brand, logo or trademark or any reasonably similar variant or derivative thereof or (b) the “RREEF” name, brand, logo or trademark or any reasonably similar variant or derivative thereof.
4.17 Exclusivity. Without the Company’s prior written consent, the Dealer Manager will not serve as dealer manager or otherwise participate in a selling group distributing securities in the United States retail market, for any other publicly registered, non-listed REIT investing or intending to invest primarily in a diversified portfolio of real estate properties located in the United States that is not advised or sponsored by an affiliate of Deutsche Bank, A.G.
5. Sale of Primary Shares.
5.1 Exclusive Appointment of Dealer Manager. The Company hereby appoints the Dealer Manager as its exclusive agent and dealer manager during the period (the “Offering Period”) commencing with the Effective Date and ending on the termination of this Agreement pursuant to the terms herein to engage Participating Broker-Dealers to solicit purchasers of the Primary Shares in each Offering at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus with respect to each Offering, and the Dealer Manager agrees to use its best efforts to cause Participating Broker-Dealers to procure purchasers of the Primary Shares during the Offering Period. The Primary Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by Participating Broker-Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Broker-Dealer Agreement with such Participating Broker-Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to procure purchases of the Primary Shares on such terms and conditions during the Offering Period.
5.2 Compensation.
(a) Selling Commissions. Subject to volume discounts and other special circumstances described in or otherwise disclosed in the Prospectus under the heading “Plan of Distribution,” the Company will pay to the Dealer Manager selling commissions in the amount of 3.0% of the NAV per Class A Share that is a Primary Share sold in each Offering (the “Class A Selling Commissions”). The Class A Selling Commissions payable to the Dealer

Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class A Shares and may be reallowed by the Dealer Manager to Participating Broker-Dealers.
Subject to volume discounts and other special circumstances described in or otherwise disclosed in the Prospectus under the heading “Plan of Distribution,” the Company will pay to the Dealer Manager selling commissions in the amount of 3.0% of the NAV per Class T Share that is a Primary Share sold in each Offering (the “Class T Selling Commissions” and, together with the Class A Selling Commissions, the “Selling Commissions”). The Class T Selling Commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Shares and may be reallowed by the Dealer Manager to Participating Broker-Dealers.
The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I Shares or DRIP Shares.
(b) Distribution Fee. The Company will pay to the Dealer Manager a distribution fee with respect to the outstanding Class A Shares sold in each Offering that accrues daily equal to 1/365th of up to 0.50% of the Company’s NAV allocable to the outstanding Class A Shares each day (the “Class A Distribution Fee”).
The Company will pay to the Dealer Manager a distribution fee with respect to the outstanding Class T Shares sold in each Offering that accrues daily equal to 1/365th of up to 1.00% of the Company’s NAV allocable to the outstanding Class T Shares each day (the “Class T Distribution Fee” and, together with the Class A Distribution Fee, the “Distribution Fees”).
The Company will pay the Distribution Fees to the Dealer Manager on a monthly basis in arrears. The Dealer Manager may reallow the Distribution Fees to Participating Broker-Dealers as marketing fees or to defray other distribution-related expenses. Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the level of services that each such broker-dealer performs, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services in connection with the distribution of the Class A Shares and the Class T Shares. The Dealer Manager’s reallowance of Distribution Fees to a particular Participating Broker-Dealer shall be described in Schedule 1 to the Participating Broker-Dealer Agreement with such Participating Broker-Dealer.
The Company’s obligations to pay the Class A Distribution Fee to the Dealer Manager will survive until the earliest to occur of (i) a listing of the Class A Shares on a national securities exchange, (ii) the Class A Shares to which such Class A Distribution Fee applies no longer being outstanding, as a result of, without limitation, upon their redemption or other repurchase by the Company, upon the Company’s dissolution or upon a merger or extraordinary transaction to which the Company is a party pursuant to which the shares of Common Stock are exchanged for cash or other securities, (iii) as of the end of the applicable time period prescribed by applicable FINRA rules or regulations, the date at which total underwriting compensation (as defined in accordance with applicable FINRA Rules) paid with respect to each Offering equals 10% of the gross proceeds from the sale of Primary Shares but only with respect to Offered Shares sold in such Offering or (iv) the termination of this Agreement.
The Company’s obligations to pay the Class T Distribution Fee to the Dealer Manager will survive until the earliest to occur of (i) a listing of the Class T Shares on a national securities exchange, (ii) the Class T Shares to which such Class T Distribution Fee applies no longer being outstanding, as a result of, without limitation, upon their redemption or other repurchase by the Company, upon the Company’s dissolution or upon a merger or extraordinary transaction to which the Company is a party pursuant to which the shares of Common Stock are exchanged for cash or other securities, (iii) as of the end of the applicable time period prescribed by applicable FINRA rules or regulations, the date at which total underwriting compensation (as defined in accordance with applicable FINRA Rules) paid with respect to each Offering equals 10% of the gross proceeds from the sale of Primary Shares but only with respect to Offered Shares sold in such Offering, (iv) with respect to the Class T Shares held in a particular stockholder account, at the end of the month in which total underwriting compensation paid to Participating Broker-Dealers and the Dealer Manager with respect such Class T Shares in the stockholder account would be in excess of 10% of the total gross investment amount in Class T Shares held in such account determined at the time of the most recent purchase of the Class T Shares held in such account, which shall be tracked by the Company, or its agent, and for which the Company, or its agent, will provide the Account Conversion Report from the agent as soon as practicably available each month or (v) the termination of this Agreement.
(c) Dealer Manager Fee. The Company will pay to the Dealer Manager a dealer manager fee that accrues daily equal to 1/365th of 0.55% of the Company’s NAV for the Company’s outstanding Class A Shares and Class I Shares sold in each Offering for such day (the “Dealer Manager Fee”). The Dealer Manager may reallow a portion of the Dealer Manager Fee to Participating Broker-Dealers. The Dealer Manager’s reallowance of Dealer Manager Fees to a particular Participating Broker-Dealer shall be as set forth in Schedule 1 to the Participating Broker-Dealer Agreement with such Participating Broker-Dealer.
The Company will pay the Dealer Manager Fee to the Dealer Manager on a monthly basis in arrears. The Company’s obligations to pay the Dealer Manager Fee to the Dealer Manager with respect to the Class A or Class I Shares will survive until the earliest to occur of (i) a listing of the Class A or Class I Shares on a national securities exchange, (ii) the Class A or Class I Shares to which such Dealer Manager Fee applies no longer being outstanding, as a result of, without limitation, upon their redemption or other repurchase by the Company, upon the Company’s dissolution or upon a merger or extraordinary transaction to which the Company is a party pursuant to which the shares of Common Stock are exchanged for cash or other securities, (iii) as of the end of the applicable time period prescribed by applicable FINRA rules or regulations, the date at which total underwriting compensation (as defined in accordance with applicable FINRA rules) paid with respect to each Offering equals 10% of the gross proceeds from the sale of Primary Shares but only with respect to Offered Shares sold in such Offering or (iv) the termination of this Agreement.
The Company will pay to the Dealer Manager a dealer manager fee in the amount of 2.75% of the NAV per Class T Share of each Class T Primary Share sold in each Offering (the “Class T Dealer Manager Fee”). The Class T Dealer Manager Fee payable to the Dealer Manager will be paid substantially concurrently with, but in no event more than ten (10) days after, the execution by the Company of orders submitted by purchasers of Class T Shares and all or a portion of which may be reallowed by the Dealer Manager to Participating Broker-Dealers. The Dealer Manager’s reallowance of Dealer Manager Fees to a particular Participating Broker-Dealer shall be as set forth in Schedule 1 to the Participating Broker-Dealer Agreement with such Participating Broker-Dealer.
(d) No Compensation for Class N Shares. For the avoidance of doubt and notwithstanding anything herein to the contrary, the Dealer Manager shall not be entitled to any commissions, fees or other compensation with respect to the Class N Shares.
5.3 Obligations to Participating Broker-Dealers. Selling Commissions and Distribution Fees received by the Dealer Manager will be reallowed to the Participating Broker-Dealer who sold the Primary Shares in an Offering giving rise to such Selling Commissions and Distribution Fees as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer. Dealer Manager Fees (including Class T Dealer Manager Fees) received by the Dealer Manager may be reallowed in part to the Participating Broker-Dealers who sold the Primary Shares in an Offering giving rise to such Dealer Manager Fees in accordance with Section 5.2(c) of this Agreement and as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer. The Company will not be liable or responsible to any Participating Broker-Dealer for direct payment or reallowance of Selling Commissions, Dealer Manager Fees or Distribution Fees to such Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment or reallowance of Selling Commissions, Dealer Manager Fees and Distribution Fees to Participating Broker-Dealers. Notwithstanding the foregoing, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of Selling Commissions or reallowance of the Dealer Manager Fee and Distribution Fee to such Participating Broker-Dealers without incurring any liability therefor.
5.4 Suitability. Each Participating Broker-Dealer Agreement will require each Participating Broker-Dealer to: (a) offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company; (b) make offers only to persons in the jurisdictions in which the Dealer Manager is advised in writing by the Company that the Primary Shares are qualified for sale or that such qualification is not required; (c) only offer Primary Shares in a jurisdiction if both such Participating Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”); (e) sell Class I Shares only to those individuals who are eligible to purchase such Class I Shares as described in the Prospectus and only through those Participating Broker-Dealers who are authorized to sell such Class I Shares; and (f) make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with the Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Participating Broker-Dealer Agreement with each Participating Broker-Dealer will require each Participating Broker-Dealer to retain the documents and records referred to in subsection (f) in compliance with the record keeping requirements provided in Section 4.5 above and to make such documents and records available to (i) the Dealer Manager upon request, (ii) the Company upon request, and (iii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.
6. Submission of Orders.
6.1 Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus and provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Subscription Agreement”) and to deliver to the Participating Broker-Dealer such completed and executed Subscription Agreement together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Persons who purchase Primary Shares will be instructed by the Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “RREEF Property Trust, Inc.” Purchase orders received by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the class of shares being purchased calculated at the end of such business day in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the class of shares being purchased calculated at the end of the next business day in accordance with the procedures described in the Prospectus. No sale of Primary Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the final Prospectus.
6.2 If the Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the second business day following receipt by the Participating Broker-Dealer of such materials. Subscription Agreements and instruments of payment received by the Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:
(a) where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Participating Broker-Dealer, the Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and
(b) where, pursuant to the internal supervisory procedures of the Participating Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Participating Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.
6.3 Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, the Participating Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Company. The Participating Broker-Dealer shall furnish to the Company, with each delivery of Subscription Agreements and instruments of payment, a list of the purchasers showing the name, address, date of birth, tax identification number, state of residence and dollar amount of Primary Shares purchased.
7. Indemnification.
7.1 Indemnified Parties Defined. For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
7.2 Indemnification of the Dealer Manager and Participating Broker-Dealers. The Company and the Operating Partnership, jointly and severally, will indemnify, defend (subject to Section 7.6) and hold harmless the Dealer Manager and the Participating Broker-Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either or each of the Company or the Operating Partnership, any material breach of a covenant contained herein by either or each of the Company or the Operating Partnership, or any other material breach of this Agreement by the Company or the Operating Partnership, or any material failure by either the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained in any (i) Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) Authorized Sales Materials or (iii) blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company and the Operating Partnership will reimburse each Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Dealer Manager or (y) to the Company, the Operating Partnership or the Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.

Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
7.3 Dealer Manager Indemnification of the Company and the Operating Partnership. The Dealer Manager will indemnify, defend (subject to Section 7.6) and hold harmless the Company, the Operating Partnership, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any other material breach of this Agreement by the Dealer Manager or material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained in any (i) Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) Authorized Sales Materials or (iii) Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information set forth in Schedule 3 hereto that was furnished to the Company or the Operating Partnership by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto or any Authorized Sales Materials, (d) any use by the Dealer Manager of sales literature that is not Authorized Sales Materials or any use by the Dealer Manager of “broker-dealer use only” materials with members of the public, or (e) in connection with the offer and sale of the Offered Shares, any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Authorized Sales Materials, or any other materials or information furnished by or on behalf of the Company.
Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 7.3 is further limited to the extent that no such indemnification by the Dealer Manager of the Company or the Operating Partnership, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

7.4 Participating Broker-Dealer Indemnification of the Company, the Operating Partnership and the Dealer Manager. By virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer severally will agree to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Broker-Dealer Agreement.
7.5 Action Against Parties; Notification. Promptly after receipt by any Indemnified Party under this Section 7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought to the extent that the indemnifying party is materially prejudiced by such omission, but not from any other liability which it may have to any Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses (subject to Section 7.6) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.
7.6 Reimbursement of Fees and Expenses. An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:
(a) In each case in which the Company and/or the Operating Partnership indemnifies the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.
(b) In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all reasonably incurred legal fees and expenses of the Indemnified Party in the investigation and defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8. Contribution.
If the indemnification provided for in Section 7 hereof is for any reason unavailable or insufficient to hold harmless the Company, the Operating Partnership, the Dealer Manager, a Participating Broker-Dealer or any Indemnified Party thereof in respect of any losses, liabilities, claims, damages or expenses referred to in Section 7 hereof for which such party would be entitled to indemnification pursuant to Section 7 hereof, then the Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, from the proceeds of the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the proceeds of the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement (before deducting expenses) received by the Company, and the total selling commissions, Dealer Manager Fees and Distribution Fees received by the Dealer Manager and the Participating Broker-Dealer, respectively, bear to the aggregate public offering price of the Primary Shares.
The relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, or by the Dealer Manager or the Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 8, the Dealer Manager and the Participating Broker-Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.
For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each of the officers, directors, employees, members, partners, agents and representatives of the

Company and the Operating Partnership, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company and the Operating Partnership, respectively. The Participating Broker-Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Primary Shares sold by each Participating Broker-Dealer and not joint.
9. Survival of Provisions.
The respective agreements, representations and warranties of the Company, the Operating Partnership and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date (as defined below) regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 12, 13, 14 (including the sections referenced therein for purposes of such surviving section), 16, 17, 18, 19, 21 and 23, all of which will survive the termination of this Agreement. The Dealer Manager’s obligation to pay the reallowance portions of the Distribution Fee or Dealer Manager Fee that it has agreed to pay to Participating Broker-Dealers pursuant to Participating Broker-Dealer Agreements executed prior to the Termination Date (as defined below) will survive the termination of this Agreement, to the extent that the Dealer Manager has received or receives such reallowance portions from the Company, unless and until the Company has provided written notice to the Dealer Manager that the Company or its agent will assume the responsibility to pay such reallowance amounts to such Participating Broker-Dealers.
10. Applicable Law; Venue.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the Borough of Manhattan, New York, for purposes of any suit, action or other proceeding arising from this Agreement and the Offering, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.
11. Counterparts.
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
12. Entire Agreement.
This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the Effective Date with respect to the Offering.
13. Successors; Assignment and Amendment.

13.1 Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and the Operating Partnership and their respective successors and permitted assigns and shall inure to the benefit of the Participating Broker-Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. Each Participating Broker-Dealer is a third party beneficiary with respect to this Agreement and may enforce its rights, to the extent set forth herein, against any party to this Agreement.
13.2 Assignment. Neither the Company or the Operating Partnership, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.
13.3 Amendment. This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Operating Partnership.
14. Term and Termination.
14.1 Term. This Agreement shall commence as of the Effective Date and may be terminated by the Company pursuant to Section 14.2 below or by the Dealer Manager pursuant to Section 14.3 below (the date upon which this Agreement is terminated is referred to herein as the “Termination Date”).
14.2 Termination by the Company. The Company may terminate this Agreement with or without Cause immediately, subject to any applicable cure period described below, upon written notice of termination from the Company and the Operating Partnership to the Dealer Manager. As used in this Agreement, Cause shall be defined as the occurrence of any of the following:
(a) a court of competent jurisdiction (i) entering a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointing a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Dealer Manager or for any substantial part of the Dealer Manager’s property or (iii) ordering the winding up or liquidation of the Dealer Manager’s affairs;
(b) the Dealer Manager (i) commencing a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consenting to the entry of an order for relief in an involuntary case under any such law, (iii) consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Dealer Manager or for any substantial part of the Dealer Manager’s property, or (iv) making any general assignment for the benefit of creditors or failing generally to pay its debts as they become due;
(c) a Change in Control (as defined below);
(d) a material breach of this Agreement by the Dealer Manager which remains uncured thirty (30) days after the Dealer Manager receives written notice of such material breach from the Company; or
(e) fraud, criminal conduct or willful misconduct by the Dealer Manager or gross negligence by the Dealer Manager in connection with the performance of its obligations under this Agreement;
The Dealer Manager agrees that if any of the events specified in subsections (a), (b) or (c) above occur, the Dealer Manager will give prompt written notice thereof to the Company and in no event later than seven (7) days after the occurrence of such event.
As used in this Section 14.2, “Change of Control” shall mean the occurrence at any time of (a) any individual, corporation, partnership, trust, joint venture, limited liability company or other entity (“Person”) or group of Persons becoming the beneficial owner, directly or indirectly, of more than 50% of the all of the outstanding equity ownership interests (“Ownership Interests”) of the Dealer Manager, other than as a result of a transfer or series of related transfers of the Ownership Interests of the Dealer Manager from a Person or group of Persons who immediately prior to such transfer or transfers was or were the beneficial owner, and who after giving effect to such transfer or transfers continue to be the beneficial owner, of at least 50% of the Ownership Interests of the Dealer Manager, or (b) a merger or consolidation of the Dealer Manager with or into another Person or the merger of another Person with or into the Dealer Manager as a consequence of which those Persons who held all of the Ownership Interests of the Dealer Manager immediately prior to such merger or consolidation do not hold either directly or indirectly more than 50% of the Ownership Interests of the Dealer Manager (or, if applicable, the surviving company of such merger or consolidation) after the consummation of such merger or consolidation.
14.3 Termination by the Dealer Manager. The Dealer Manager may terminate this Agreement (i) for any reason, upon 180 calendar days written notice to the Company and the Operating Partnership or (ii) immediately, subject to any applicable cure period described below, upon written notice of termination from the Dealer Manager to the Company and the Operating Partnership, if any of the following events occur:
(a) a court of competent jurisdiction (i) enters a decree or order for relief in respect of the Company, a Subsidiary, the Operating Partnership or the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Company, a Subsidiary, the Operating Partnership or the Advisor or for any substantial part of their property or (iii) orders the winding up or liquidation of the Company’s, a Subsidiary’s, the Operating Partnership’s or the Advisor’s affairs;
(b) the Company, a Subsidiary, the Operating Partnership or the Advisor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consents to the entry of an order for relief in an involuntary case under any such law, (iii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of it or for any substantial part of its property, or (iv) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;
(c) the Company fundamentally amends, alters or changes the Company’s investment strategy from the investment strategy described in the Prospectus without the consent of the Dealer Manager;
(d) a stop order suspending the effectiveness of the Registration Statement is issued by the SEC and is not rescinded within ten (10) business days after the issuance thereof;
(e) a Material Adverse Effect occurs and the Company fails to cure such Material Adverse Effect within sixty (60) days following written notice from the Dealer Manager to the Company of such a Material Adverse Effect;
(f) fraud, criminal conduct or willful misconduct by the Company or the Operating Partnership or gross negligence by the Company or the Operating Partnership in connection with the performance of its obligations under this Agreement; or
(h) a material breach of this Agreement by the Company or the Operating Partnership which remains uncured thirty (30) days after the Company and the Operating Partnership receive written notice of such material breach from the Dealer Manager.
The Company agrees that if any of the events specified in subsections (a), (b), (c) or (d) above occur, the Company will give prompt written notice thereof to the Dealer Manager and in no event later than seven (7) days after the later of the occurrence of such event and the date the Company becomes aware of the occurrence of such event.
The Company, the Operating Partnership and the Dealer Manager acknowledge and agree that disclosure by the Company in the Prospectus (including any supplement or amendment to the Prospectus) of the material facts and circumstances relating to any activity, event, violation or condition described in Section 1.21 or 1.25 (referred to herein as a “Condition”) within thirty (30) days of the date that the Company receives notice, whether from the Dealer Manager or otherwise, or otherwise knows, of the actual or alleged existence of such Condition (such disclosure referred to herein as “Disclosure”), shall be deemed an effective cure by the Company of any breach of Section 1.21 and 1.25 relating to such Condition. The Company, the Operating Partnership and the Dealer Manager further acknowledge and agree that following timely Disclosure by the Company pursuant to Section 1.21 or Section 1.25, as applicable, the Condition which formed the basis for such Disclosure will not constitute a material inaccuracy or breach of this Agreement pursuant to any provision of this Agreement, including without limitation, Section 7.3 and Section 14.3.
14.4 Dealer Manager Election Not To Participate In a Follow-On Offering. At least 90 days prior to the date that the Company intends to file a Registration Statement for a Follow-On Offering, the Company shall provide written notice to the Dealer Manager of such intended filing. The Dealer Manager shall have 60 days from the date of such notice to provide written notice to the Company that the Dealer Manager will not serve as the dealer manager for such Follow-On Offering (such notice a “Declination Notice”). In the event that the Dealer Manager timely delivers a Declination Notice to the Company, then this Agreement shall terminate at the conclusion of the then-current Offering (including any extensions of such Offering pursuant to Rule 415 promulgated under the Securities Act) unless otherwise duly terminated pursuant to another provision of this Agreement. For the avoidance of doubt, in the event that the Dealer Manager does not timely deliver a Declination Notice, then this Agreement shall remain in effect for the subject Follow-On Offering unless otherwise duly terminated pursuant to another provision of this Agreement.
14.5 Company Obligations Upon Termination. The Company, upon termination of this Agreement, shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation and expense reimbursements to which the Dealer Manager is entitled pursuant to Section 3 and Section 5 of this Agreement up to and as of the Termination Date, offset by any Damages. For purposes of this Section 14.5, “Damages” shall mean any amounts owed from the Dealer Manager to the Company or the Operating Partnership or their respective Indemnified Parties arising in accordance with Section 7.3 herein, as such amounts had been finally determined by an agreement between the appropriate parties or a court of competent jurisdiction, prior to the termination of this Agreement.
14.6 Dealer Manager Obligations Upon Termination. The Dealer Manager, upon termination of this Agreement, shall promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Company for the deposit of investor funds, promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and notify Participating Broker-Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. Upon termination of this Agreement, the Dealer Manager shall use its commercially reasonable best efforts to cooperate with the Company, the Operating Partnership and any other party that may be necessary to accomplish an orderly transfer to a successor entity of the operation and management of the services the Dealer Manager is providing pursuant to this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the provisions of this Section 14.6, but the Company will pay or reimburse the Dealer Manager for any expenses reasonably incurred by the Dealer Manager in connection therewith.
15. Confirmation.
The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Participating Broker-Dealers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions as applicable.
16. Notices.

Any notice, approval, request, authorization, direction or other communication required or permitted under this Agreement shall be in writing and shall be deemed given (a) when delivered personally or via commercial messenger, (b) on the first business day after deposit with a nationally recognized overnight delivery service, (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, or (d) when transmitted by facsimile, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case to the intended recipient at the address set forth below:

If to the Company:
RREEF Property Trust, Inc.
345 Park Avenue, 26th Floor
New York, NY 10154
Attention: Julianna Ingersoll, Chief Operating Officer

RREEF Property Trust, Inc.
101 California Street
24th Floor
San Francisco, CA 94111
Attention: James N. Carbone, Chief Executive Officer and President

If to the Operating Partnership:
RREEF Property Operating Partnership, LP
345 Park Avenue, 26th Floor
New York, NY 10154
Attention: Julianna Ingersoll, Chief Operating Officer

RREEF Property Operating Partnership, LP
101 California Street
24th Floor
San Francisco, CA 94111
Attention: James N. Carbone, Chief Executive Officer and President

If to the Dealer Manager:
Deutsche AM Distributors, Inc.
60 Wall Street, 5th Floor
New York, NY 10005
Attention: Un Sil Hwang, Chief Compliance Officer

Deutsche AM Distributors, Inc.
222 South Riverside Plaza
Chicago, Ill 60606
Attention: Robert D. Kendall, III, Director, Chairman of the Board and President

Deutsche AM Distributors, Inc.
One Beacon Street
Boston, MA 02108
Attention: Caroline Pearson, Secretary

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.
17. Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
18. No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Participating Broker-Dealers as being in association with or in partnership with the Company or the Operating Partnership or one another, and instead, this Agreement only shall constitute the Dealer Manager and Participating Broker-Dealers as brokers authorized by the Company to sell and to manage the sale by others of the

Offered Shares according to the terms set forth in the Registration Statement or this Agreement. Nothing herein contained shall render the Dealer Manager, the Company or the Operating Partnership liable for the obligations of any of the Participating Broker-Dealers or one another.
19. Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.
20. Promotion of Dealer Manager Relationship. The Company and the Dealer Manager will cooperate with each other in good faith in connection with the promotion or advertisement of their relationship in any release, communication, sales literature or other such materials and shall not promote or advertise their relationship without the approval of the other party in advance, which shall not be unreasonably withheld or delayed.
21. Third Party Beneficiaries. Except for the persons and entities referred to in Sections 7 and 8, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Sections 7 and 8, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement. Each of the persons and entities referred to in Sections 7 and 8 shall be a third party beneficiary of this Agreement.
22. Access to Information. The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Participating Broker-Dealer regarding record holder information about the clients of such dealers who have invested with the Company on an on-going basis for so long as such dealer has a relationship with such clients.
23. Dealer Manager Information. The parties expressly acknowledge and agree that the information set forth on Schedule 3 hereto is all of the information furnished to the Company by the Dealer Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto or any Authorized Sales Materials. Schedule 3 may be amended by (i) mutual consent of the Company and the Dealer Manager and (ii) written notice from the Dealer Manager to the Company of information that reasonably would be information that was intended by the Dealer Manager to update Schedule 3.
24. Special Provision for the Benefit of Successor Dealer Manager. As between the Company and DDI, the Company agrees to indemnify DDI for any and all claims related to the acts or omissions of SC Distributors, LLC as the Company’s predecessor dealer manager. Without limiting the remedies of DDI hereunder, the Company agrees that, if DDI suffers a loss due to an act or omission of SC Distributors, LLC with respect to SC Distributors, LLC’s role as the predecessor dealer manager, whether prior to or after the date of this Agreement, to the extent any applicable representations, warranties or rights of action are assignable, the Company will, on DDI’s request, assign its rights against SC Distributors, LLC to DDI, but only to the extent of such loss suffered by DDI.
[Signatures on following page]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the Effective Date.

Very truly yours,

“COMPANY”

RREEF PROPERTY TRUST, INC.

By:	/s/ James N. Carbone
James N. Carbone Chief Executive Officer

By:	/s/ Julianna S. Ingersoll
Julianna S. Ingersoll Chief Operating Officer

“OPERATING PARTNERSHIP”

RREEF PROPERTY OPERATING PARTNERSHIP, LP

By:	RREEF PROPERTY TRUST, INC., its General Partner

By:	/s/ James N. Carbone
James N. Carbone Chief Executive Officer

By:	/s/ Julianna S. Ingersoll
Julianna S. Ingersoll Chief Operating Officer
Accepted and agreed as of the Effective Date:

“DEALER MANAGER”

Deutsche AM Distributors, Inc.

By:	/s/ Robert D. Kendall, III
Robert D. Kendall, III
Director, Chairman of the Board and President

By:	/s/ Cynthia Nestle
Cynthia Nestle
Chief Operating Officer

Schedule 1
None.

Schedule 2

Reporting Obligations of the Dealer Manager

(1)
Monthly Reports. The Dealer Manager shall provide to the Company, on a monthly basis, a report detailing the projected purchases and, to the extent possible, redemptions of the Company’s common stock for the subsequent 3 months.

(2)	Historical Reports. The Dealer Manager shall provide to the Company, on a quarterly basis, a report detailing:

(a)	The number of meetings regarding the Offering, including details regarding the broker-dealer, name of wholesaler and National Account Manager (“NAM”) during the quarter covered;

(b)	Call activity with financial advisors discussing the Offering during the quarter covered;

(c)	Product feedback based on meetings conducted by wholesalers, NAMs and/or internal sales staff during the quarter covered;

(d)	The number of due diligence sessions regarding the Offering during the quarter covered;

(e)	Number of selling agreements in place (including new selling agreements executed during the quarter covered and cumulative selling agreements to date);

(f)	Number of active desktops during the quarter covered;

(g)	Equity raised (i) during the quarter covered, (ii) for the cumulative year to date and (iii) cumulatively since the commencement of the Offering:

•	by Participating Broker-Dealer (wirehouse, broker-dealer and RIA); and

•	by wholesaler.

(h)	Technology tools utilized in connection with the Offering, as determined by the Dealer Manager, during the quarter covered; and

(i)	Employment turnover in wholesalers, NAMs and internal sales staff during the quarter covered.

(3)
Forward-Looking Reports. The Dealer Manager shall provide, on a quarterly basis, a report to the Company projecting, to the extent specific detail is available on the reporting date, for the two subsequent fiscal quarters:

(a)	Purchases and, to the extent possible, redemptions of the Company’s common stock;

(b)	Details regarding upcoming due diligence sessions where the Offering will be presented (including, at a minimum, the date, venue, location and participants of such sessions);

(c)	Details regarding upcoming conferences where the Offering will be highlighted (including, at a minimum, the date, venue, location and participants of such conferences);

(d)	Details of upcoming NAM meetings where the Offering will be discussed (including, at a minimum, the date, venue, location and participants of such NAM meetings); and

(e)	Upcoming conferences, due diligence sessions and NAM meetings which Company personnel will be required to attend in person or by teleconference and the preferred Company attendees.

Schedule 3

None.

Exhibit A
FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

RREEF PROPERTY TRUST, INC.

Up to $2,300,000,000 in Shares of Common Stock, $0.01 par value per share
Dated: [ ], 2016

Ladies and Gentlemen:
Subject to the terms described herein, Deutsche AM Distributors, Inc., as the dealer manager (the “Dealer Manager”) for RREEF Property Trust, Inc., a Maryland corporation (the “Company”), invites you (“Participating Broker-Dealer”) to participate in the distribution, on a “best efforts” basis (the “Offering”), of up to $2,300,000,000 in any combination of Class A shares (“Class A Shares”), Class I shares (“Class I Shares”), Class N shares (“Class N Shares”) and Class T shares (“Class T Shares,” and collectively with the Class A Shares, Class I Shares and Class N Shares, the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which amount: (a) up to $2,250,000,000 in Class A Shares, Class I Shares and/or Class T Shares of Common Stock are being offered to the public pursuant to the Company’s primary offering (the “Primary Shares”); and (b) up to $250,000,000 in Class A Shares, Class I Shares, Class N Shares and Class T Shares are being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (such plan the “DRIP” and such Shares the “DRIP Shares” and, together with the Primary Shares, the “Offered Shares”); provided, that Class N Shares are offered only pursuant to the DRIP following the conversion of Class T Shares as described in the Prospectus (defined below). The Company may reallocate the Offered Shares between the Primary Shares and the DRIP Shares. The Company may offer, from time to time, and the Dealer Manager may distribute, on a “best efforts” basis (the “Follow-on Offering”) additional Class A Shares, Class I Shares, Class N Shares and/or Class T Shares of the Common Stock in a primary offering and/or pursuant to the Company’s distribution reinvestment plan; provided, that Class N Shares may be so offered only pursuant to DRIP following the conversion of Class T Shares. In such event, all applicable terms herein shall apply to such Follow-on Offering and this participating broker-dealer agreement shall continue in full force and effect.
The Primary Shares are to be issued and sold to the public at a purchase price equal to the Company’s net asset value (“NAV”) per share applicable to the class of Shares being purchased on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined), plus, for Class A Shares and Class T Shares only, applicable selling commissions, subject in certain circumstances to waivers or reductions thereof, and, for Class T Shares only, an up-front dealer manager fee.  For stockholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class.  The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share of that Share class on such day (as calculated in accordance with the procedures described in the Prospectus, as hereinafter defined).
The Company has represented and warranted to Dealer Manager as follows: A registration statement on Form S-11 (File No. 333-208751), including a preliminary prospectus, for the registration of the Offered Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the SEC on December 23, 2015. The Company has prepared and filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required. Copies of such registration statement and each amendment thereto have been or will be delivered to Participating Broker-Dealer.
As used in this Agreement, the term “Registration Statement” means the registration statement, as amended through the date hereof, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective and in a Follow-on Offering. “Registration Statement” shall refer to the applicable registration statement and any amendments thereto; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the SEC at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the SEC; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

I.	Dealer Manager Agreement.
The Company is the sole general partner of RREEF Property Operating Partnership, LP, a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”). The Dealer Manager has entered into a dealer manager agreement with the Company and the Operating Partnership dated [__], 2016 (the “Dealer Manager Agreement”). The term “Dealer Manager Agreement” shall, in the event of a Follow-on Offering, mean the dealer manager agreement executed by the Company and the Dealer Manager for such Follow-on Offering. Upon effectiveness of this Participating Broker-Dealer Agreement (this “Agreement”), you will become one of the Participating Broker-Dealers referred to in the Dealer Manager Agreement.

II.	Sale of Shares.
Participating Broker-Dealer hereby agrees to use its best efforts to sell the Primary Shares for cash on the terms and conditions stated in the Prospectus and any additional terms or conditions specified in Schedule 1 to this Agreement. Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative or partner of the Dealer Manager, the Company or the Operating Partnership, and Participating Broker-Dealer is not authorized to act for the Dealer Manager, the Company or the Operating Partnership or to make any representations on their behalf except as set forth in the Prospectus and any Authorized Sales Materials (as defined in Section VII herein) or other materials delivered to Participating Broker-Dealer by the Dealer Manager.

III.	Submission of Orders.
Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Subscription Agreement”) and to deliver to Participating Broker-Dealer such completed and executed Subscription Agreement together with a check, draft, wire or money (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Persons who purchase Primary Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “RREEF Property Trust, Inc.”
Subscriptions received and processed by the Company prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time, which is referred to herein as the “close of business”) on any business day will be executed at the price per Share for the class of Shares being purchased (which purchase price will equal the NAV per Share for such class) calculated at the end of such business day, plus, for Class A Shares and Class T Shares only, any applicable selling commissions, in accordance with the procedures described in the Prospectus, and, for Class T Shares only, an up-front dealer manager fee. Subscriptions received and processed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per Share for the class of Shares being purchased calculated at the end of the next business day, plus, for Class A Shares and Class T Shares only, any applicable selling commissions, in accordance with the procedures described in the Prospectus, and, for Class T Shares only, an up-front dealer manager fee. A purchaser will be contractually obligated to purchase Primary Shares in the aggregate dollar amount of the purchaser’s subscription as of the close of business on the date the subscription is received by the

Company. In accordance with state securities regulations, investors may not submit an initial subscription until at least five business days after such investor has received a copy of the final Prospectus.
If Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by Participating Broker-Dealer. Subscription Agreements and instruments of payment received by Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a)
where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by Participating Broker-Dealer, Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b)
where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Subscription Agreements and instruments of payment will be transmitted by Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by Participating Broker-Dealer. The Final Review Office will in turn transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.

Participating Broker-Dealer understands that the Company and the Dealer Manager each reserves the unconditional right to reject any subscription for any or no reason.
Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, Participating Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and an instrument of payment for such account directly to the Company. Participating Broker-Dealer shall furnish to the Company, as applicable, with each delivery of Subscription Agreements and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares to be purchased.

IV.	Participating Broker-Dealer’s Compensation.
Subject to the terms and conditions set forth herein and the volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus, Participating Broker-Dealer’s selling commission applicable to the total public offering price of Class A Primary Shares and Class T Primary Shares sold by Participating Broker-Dealer which it is authorized to sell hereunder is 3.0% of the NAV per Class A Shares and Class T Shares sold as Primary Shares calculated after the close of business on such day, or if such day is not a business day, calculated after the close of business on the next business day, and sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. No selling commission is payable in connection with sales of any Class I Shares or Class N Shares sold as Primary Shares or DRIP Shares, as the case may be.
For these purposes, Class A Primary Shares and Class T Primary Shares shall be deemed “sold” by the Participating Broker-Dealer if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering documents and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction. Participating Broker-Dealer hereby waives any and all rights to receive payment of selling commissions due until such time as the Dealer Manager is in receipt of the selling commission from the Company. Participating Broker-Dealer acknowledges and agrees that the Dealer Manager’s liability for selling commissions payable to Participating Broker-Dealer is limited solely to the selling commissions received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Class A Shares or Class T Shares sold as Primary Shares.
Participating Broker-Dealer shall be responsible for implementing the volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus. Requests to combine subscriptions of Class A Shares or Class T Shares, as applicable, as a part of a combined order for the purpose of qualifying for discounts or fee waivers as described in the “Plan of Distribution” section of the Prospectus must be made in writing by Participating Broker-Dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers.
The Dealer Manager may reallow a portion of the distribution fees described in the Prospectus (the “Distribution Fees”) to Participating Broker-Dealer as marketing fees or to defray other distribution-related expenses. The Dealer Manager may also reallow a portion of the dealer manager fees described in the Prospectus (the “Dealer Manager Fees”) to Participating Broker-Dealers. The Dealer Manager’s reallowance of Distribution Fees and Dealer Manager Fees to the Participating Broker-Dealer shall be pursuant to Schedule 1 to this Agreement. Participating Broker-Dealer acknowledges and agrees the Dealer Manager’s liability to Participating Broker-Dealer for reallowance of Distribution Fees and Dealer Manager Fees is limited solely to the Distribution Fees and Dealer Manager Fees received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Class A Shares, Class I Shares and Class T Shares, as applicable, sold as Primary Shares. The Dealer Manager’s obligation to pay any such reallowed Distribution Fees or Dealer Manager Fees that it has agreed to pay Participating Broker-Dealer will survive the termination of this Agreement, to the extent that the Dealer Manager has received or receives such reallowance portions from the Company, unless and until the Company has provided written notice to the Dealer Manager that the Company or its agent will assume the responsibility to pay such reallowance amounts to Participating Broker-Dealer.
Participating Broker-Dealer will not be entitled to receive selling commissions, or reallowance of Dealer Manager Fees or Distribution Fees, as of the end of the applicable time period prescribed by applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) at which the aggregate selling commissions, Distribution Fees, Dealer Manager Fees and all other forms of underwriting compensation (as defined in accordance with applicable rules of FINRA) paid with respect to the Offering or any Follow-On Offering exceeds 10.0% of the gross proceeds raised from the sale of Primary Shares in the Offering or such Follow-On Offering or any other limits under applicable law, including any other applicable FINRA Rules.
The parties hereby agree that the foregoing selling commissions and the reallowance of Dealer Manager Fees and Distribution Fees, if any, are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Participating Broker-Dealer’s interest in the offering is limited to such selling commissions and reallowance of Dealer Manager Fees and Distribution Fees, if any, referred to in this Section IV and Participating Broker-Dealer’s indemnity referred to in Section XII herein, and, except as set forth above, that the Company is not liable or responsible for the direct payment of such selling commissions or reallowance of Dealer Manager Fees and Distribution Fees, if any, to Participating Broker-Dealer. In addition, as set forth in the Prospectus, the Company may reimburse Participating Broker-Dealer for reasonable bona fide due diligence expenses incurred by Participating Broker-Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Broker-Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Participating Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice.
Participating Broker-Dealer acknowledges that the Offered Shares shall not be included for the purposes of calculating compensation due to Participating Broker-Dealer pursuant to any arrangements other than this Agreement between Participating Broker-Dealer and the Dealer Manager or any entity controlling, controlled by, or under common control with the Dealer Manager.
Except as otherwise provided herein, all expenses incurred by Participating Broker-Dealer in the performance of Participating Broker-Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offered Shares and any attorneys’ fees, shall be at Participating Broker-Dealer’s sole cost and expense.

V.	Payment.
Payments of selling commissions, Dealer Manager Fees and Distribution Fees will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Broker-Dealer. Selling commissions, Dealer Manager Fees and Distribution Fees, respectively, will be paid to Participating Broker-Dealer within 30 days after receipt by the Dealer Manager, or, if the Company (as the agent of the Dealer Manager) pays such selling commissions, Dealer Manager Fees or Distribution Fees directly to Participating Broker-Dealer, then the Company shall pay (i) such selling commissions within 30 days of the acceptance by the Company of orders to purchase Primary Shares sold by Participating Broker-Dealer and (ii) such Dealer Manager Fees and Distribution Fees within 30 days after the end of each calendar month in which such Dealer Manager Fees and Distribution Fees have been earned by Participating Broker-Dealer in accordance with the provisions of Schedule 1 hereto.
Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions and reallowance of Dealer Manager Fees and Distribution Fees, if any, and other payments due to Participating Broker-Dealer pursuant to this Agreement directly to its bank account. If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.	Right to Reject Orders or Cancel Sales.
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Dealer Manager, which reserves the right to reject any order for any or no reason. Orders not accompanied by the required instrument of payment for the Primary Shares may be rejected. Issuance and delivery of the Primary Shares will be made only after actual receipt of payment therefor. In the event an order is rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the Dealer Manager any selling commissions and reallowance of Dealer Manager Fees and Distribution Fees theretofore paid with respect to such order, and, if Participating Broker-Dealer fails to so return any such amounts, the Dealer Manager shall have the right to offset amounts owed against future selling commissions and/or reallowance of Dealer Manager Fees and Distribution Fees due and otherwise payable to Participating Broker-Dealer.

VII.	Prospectus and Authorized Sales Materials.
Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and any advertising and supplemental sales literature approved by the Company and to be used or delivered by the Dealer Manager or Participating Broker-Dealer in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described (“Authorized Sales Materials”). The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as provided by the Company, as well as any Authorized Sales Materials, as provided by the Company, for delivery to investors, and Participating Broker-Dealer will deliver a copy of the Prospectus (including all supplements thereto) to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Primary Shares to an investor. Participating Broker-Dealer agrees that it will not send, provide or give any supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto to that investor or has simultaneously sent, provided or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials. Participating Broker-Dealer agrees that it will not show or give to any investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials. Participating Broker-Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

VIII.	License and Association Membership; Compliance with Applicable Laws.
Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Primary Shares under Federal and state securities laws and regulations in all states where it offers or sells Primary Shares, and that it is a member in good standing of FINRA. Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses(s) to offer and sell the Primary Shares in such jurisdictions. No Primary Shares shall be offered or sold for the account of the Company in any other states or foreign jurisdictions. This Agreement shall automatically terminate with no further action by any party hereto if Participating Broker-Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed.
Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that the Participating Broker-Dealer’s performance of its obligations under this Agreement shall comply with (i) the applicable terms of the Dealer Manager Agreement, which such terms are incorporated herein by reference, (ii) the terms of this Agreement, (iii) the Securities Act and the Securities Act Regulations, (iv) the Exchange Act and the applicable rules and regulations of the SEC promulgated under the Exchange Act, (v) all applicable state securities or “blue sky” laws, (vi) the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”), (vii) the rules set forth in the FINRA rulebook, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers (“NASD”) and the New York Stock Exchange (collectively, the “FINRA Rules”), specifically including, but not in any way limited to, FINRA Rule 2310, FINRA Rule 5110, FINRA Rule 5141, NASD Rule 2340 and NASD Rule 2420 and (viii) all other federal laws, rules and regulations applicable to the Offering and the offer and sale of the Offered Shares.
Participating Broker-Dealer agrees to comply and shall comply with any applicable requirements with respect to its participation in any resales or transfers of the Offered Shares. In addition, Participating Broker-Dealer agrees that should it assist with the resale or transfer of the Offered Shares, it will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

IX.	Anti-Money Laundering Compliance Programs.
Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the SEC and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Primary Shares. Participating Broker-Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Broker-Dealer submits orders to the Company. To the extent permitted by applicable law, Participating Broker-Dealer will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Primary Shares.

Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to (i) furnish a written copy of its AML Program and relevant legal requirements to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Broker-Dealer’s most recent independent testing of its AML Program. Participating Broker-Dealer further represents and warrants that (i) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act and Participating Broker-Dealer will remain in compliance with such requirements, (ii) it has Know Your Customer (KYC) policies and procedures in place, (iii) the Participating Broker-Dealer’s AML Program has been adopted by a person with sufficient authority to oversee the AML policies and procedures, and (iv) the Participating Broker-Dealer’s AML Program has education and/or training programs for officers and employees regarding AML policies and procedures. Participating Dealer shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program and has complied with the provisions of its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

X.	Limitation of Offer; Suitability.
Participating Broker-Dealer will: (a) offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager by the Company; (b) make offers only to persons in the jurisdictions in which the Dealer Manager is advised in writing by the Company that the Primary Shares are qualified for sale or that such qualification is not required; (c) only offer Primary Shares in a jurisdiction if both such Participating Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such jurisdiction; (d) comply with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the NASAA Guidelines; (e) sell Class I Shares only to the extent approved by the Dealer Manager as set forth on Schedule 1 to this Agreement; (f) to the extent approved to sell Class I shares pursuant to this Agreement, sell such shares only to those purchasers who are eligible to purchase Class I shares as described in the Prospectus; and (g)  make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts that have been closed, accounts that are currently maintained or accounts hereafter established.
Participating Broker-Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Primary Shares to an investor, Participating Broker-Dealer shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning such investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Broker-Dealer, or person associated with Participating Broker-Dealer, that (A) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Offered Shares, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss and lack of liquidity of such investment, and (C) an investment in Primary Shares is otherwise suitable for such investor. Participating Broker-Dealer further represents, warrants and covenants that Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Broker-Dealer agrees to retain such documents and records in Participating Broker-Dealer’s records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements provided in Section XIV below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Broker-Dealer shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and such customer’s completed and executed Subscription Agreement.

XI.	Due Diligence; Adequate Disclosure.
Prior to offering the Primary Shares for sale, Participating Broker-Dealer shall have conducted an inquiry such that Participating Broker-Dealer has reasonable grounds to believe, based on information made available to Participating Broker-Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Primary Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Broker-Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors and; (6) appraisals and other pertinent reports. Notwithstanding the foregoing, Participating Broker-Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another broker-dealer participating in the distribution of the Primary Shares pursuant to an agreement with the Dealer Manager (an “Other Dealer”), provided that: (1) Participating Broker-Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such Other Dealer; (2) the results of the inquiry were provided to Participating Broker-Dealer with the consent of the Other Dealer conducting or directing the inquiry; and (3) no Other Dealer that participated in the inquiry is an affiliate of the Company. Participating Broker-Dealer agrees not to rely upon the efforts of the Dealer Manager in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or FINRA.
Prior to the sale of the Primary Shares, Participating Broker-Dealer shall inform each prospective purchaser of Primary Shares of pertinent facts relating to the Primary Shares including specifically the risks related to limitations on liquidity and marketability of the Primary Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Operating Partnership except as set forth in the Prospectus and any Authorized Sales Materials.

XII.	Indemnification.
For the purposes of this Section XII, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
(a) Participating Broker-Dealer severally agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which any of such parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by Participating Broker-Dealer, any material breach of a covenant by Participating Broker-Dealer, or any other material breach of this Agreement by the Participating Broker-Dealer or failure by Participating Broker-Dealer to perform its obligations hereunder, (b) any untrue statement or alleged untrue statement of a material fact contained in any (i)  Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus, (ii)  Authorized Sales Materials or (iii)  application to qualify the Offered Shares for the offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Operating Partnership or the Dealer Manager by Participating Broker-Dealer specifically for use with reference to Participating Broker-Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, (d) any use by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents of sales literature that is not Authorized Sales Material or any use by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents of “broker-dealer use only” materials with members of the public, (e) in connection with the offer and sale of the Offered Shares, any untrue statement made by Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Authorized Sales Materials, or any other materials or information furnished by or on behalf of the Company, or (f) any failure of Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, SEC rules and regulations and the USA PATRIOT Act, or (g) any other failure by Participating Broker-Dealer to comply with applicable FINRA Rules or SEC rules or any other applicable federal or state laws in connection with the Offering. Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Participating Broker-Dealer may otherwise have.
(b) Promptly after receipt by any indemnified party under this Section XII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section XII, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section XII as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section XII(c) below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
(c) An indemnifying party under this Section XII of this Agreement shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating on behalf of a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

XIII.	Contribution.
If the indemnification provided for in Section XII hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, the Dealer Manager and Participating Broker-Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the Dealer Manager Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Operating Partnership, the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, the Operating Partnership the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the offering of the Primary Shares pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares (before deducting expenses) received by the Company and the Operating Partnership, and the total selling commissions and Distribution Fees received by the Dealer Manager and Participating Broker-Dealer, respectively, bear to the aggregate initial price of the Primary Shares as set forth in the Registration Statement.
The relative fault of the Company, the Operating Partnership the Dealer Manager and Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Operating Partnership, the Dealer Manager or Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership, the Dealer Manager and Participating Broker-Dealer agree that it would not be just and equitable if contribution pursuant to this Section XIII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section XIII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section XIII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.
For the purposes of this Section XIII, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the Company.
Notwithstanding the provisions of this Section VIII, the Participating Broker-Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares sold to the public by them exceeds the amount of any damages which the Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.
No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

XIV.	Compliance with Record Keeping Requirements.
Participating Broker-Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Broker-Dealer further agrees to keep such records with respect to each customer who purchases Primary Shares, his suitability and the amount of Primary Shares sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. Participating Broker-Dealer agrees to promptly provide such records and documents to the Dealer Manager upon the Dealer Manager’s reasonable request.

XV.	Customer Complaints.
Participating Broker-Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Broker-Dealer copies of any written or otherwise documented customer complaints received by Participating Broker-Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by Participating Broker-Dealer), the Offered Shares or the Company.

XVI.	Effective Date.
This Agreement will become effective upon the last date it is signed by either party hereto.

XVII.	Termination; Amendment; Entire Agreement.
Participating Broker-Dealer will immediately suspend or terminate its offer and sale of Primary Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Primary Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice pursuant to Section XX below. This Agreement shall automatically terminate without the requirement for further action by any party to this Agreement upon the termination of the Dealer Manager Agreement.
Upon expiration or termination of this Agreement, the Dealer Manager shall pay to Participating Broker-Dealer all (a) earned but unpaid compensation and (b) reimbursement for all incurred, accountable expenses to which Participating Broker-Dealer is or becomes entitled under Section IV hereof at such time as such compensation or reimbursement becomes payable.
This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placing an order for sale of Primary Shares after it has received such notice.
This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

XVIII.	Assignment; Third Party Beneficiary.
Participating Broker-Dealer shall have no right to assign this Agreement or any of Participating Broker-Dealer’s rights hereunder or to delegate any of Participating Broker-Dealer’s obligations. Any purported assignment or delegation by Participating Broker-Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Participating Broker-Dealer. Each the Company and the Operating Partnership is a third party beneficiary with respect to this Agreement and may enforce its respective rights, to the extent set forth herein, against any party to this Agreement.

XIX.	Privacy Laws.
The Dealer Manager and Participating Broker-Dealer (each referred to individually in this Section XIX as a “party”) agree as follows:
(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;
(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and
(c) The Participating Broker-Dealer party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by the Participating Broker-Dealer to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XX.	Notice.
All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: Deutsche AM Distributors, Inc., [60 Wall Street, 5th Floor, New York, NY 10005], Attention: [CONTACT], and to Participating Broker-Dealer at the address specified by Participating Broker-Dealer on the signature page hereto.

XXI.	Attorneys’ Fees; Applicable Law and Venue.
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York. Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York, New York.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Participating Broker-Dealer Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

DEUTSCHE AM DISTRIBUTORS, INC.
By:
Name:

Title:

DEUTSCHE AM DISTRIBUTORS, INC.
By:
Name:

Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Broker-Dealer:

Full Legal Name:

Type of Entity:

Organized in the State of:

Tax Identification Number:

FINRA/CRD Number:

2.	Any notice under this Agreement will be deemed given pursuant to Section XX hereof when delivered to Participating Broker-Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:
“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 1
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
DEUTSCHE AM DISTRIBUTORS, INC.

NAME OF ISSUER:	RREEF PROPERTY TRUST, INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:	[ ], 2016

Participating Broker-Dealer is authorized to sell Class A Shares, [Class I Shares] and [Class T Shares] according to the following terms and conditions in accordance with all other express or implied terms and conditions of the Agreement.

A.	Terms and Conditions of the Distribution Fee.

(1) From and after the sale by Participating Broker-Dealer of Class A Shares sold as Primary Shares hereunder, the Dealer Manager will reallow to Participating Broker-Dealer during the term of the Participating Broker-Dealer Agreement a portion of the Distribution Fee with respect to such Class A Shares that shall be calculated daily and paid monthly. For each day during the applicable calendar quarter for which the Distribution Fee is calculated, the Distribution Fee reallowed to Participating Broker-Dealer shall equal (A) __% multiplied by (B)(i) 1/365th of 0.50% of the Company’s NAV allocable to the outstanding Class A Shares each day, multiplied by (ii) the percentage equal to the number of Class A Shares sold by Participating Broker-Dealer that are outstanding on such day divided by the total number of Class A Shares outstanding on such day. These amounts are in addition to the selling commissions provided for in Section IV of this Participating Broker-Dealer Agreement.

(2) From and after the sale by Participating Broker-Dealer of Class T Shares sold as Primary Shares hereunder, the Dealer Manager will reallow to Participating Broker-Dealer during the term of the Participating Broker-Dealer Agreement a portion of the Distribution Fee with respect to such Class T Shares that shall be calculated daily and paid monthly. For each day during the applicable calendar quarter for which the Distribution Fee is calculated, the Distribution Fee reallowed to Participating Broker-Dealer shall equal (A) __% multiplied by (B)(i) 1/365th of 1% of the Company’s NAV allocable to the outstanding Class T Shares each day, multiplied by (ii) the percentage equal to the number of Class T Shares sold by Participating Broker-Dealer that are outstanding on such day divided by the total number of Class T Shares outstanding on such day. These amounts are in addition to the selling commissions provided for in Section IV of this Participating Broker-Dealer Agreement.

B.	Terms and Conditions of the Dealer Manager Fee.

(1) From and after the sale by Participating Broker-Dealer of Class A Shares and/or Class I Shares sold as Primary Shares hereunder, the Dealer Manager will reallow to Participating Broker-Dealer during the term of the Participating Broker-Dealer Agreement, a portion of the Dealer Manager Fee with respect to such Class A Shares and/or Class I Shares that shall be calculated daily and paid monthly. For each day during the applicable calendar quarter for which the Dealer Manager Fee is calculated, the Dealer Manager Fee reallowed to Participating Broker-Dealer shall equal (A) __ % multiplied by (B)(i) the percentage equal to the number of Class A Shares and Class I Shares sold by Participating Broker-Dealer that are outstanding on such day divided by the total number of Class A Shares and Class I Shares outstanding on such day, multiplied by (ii) 1/365th of a percentage of the Company’s NAV attributable to such Class A Shares and Class I Shares for such day as set forth below (the “NAV Base Amount”), multiplied by 0.55%; provided, however, that the Dealer Manager will adjust the NAV Base Amount for such calculation, and thus the amount payable to Participating Broker-Dealer, with respect to any given day based on the dollar amount of the Offered Shares sold by Participating Broker-Dealer on such day as follows:

Company’s Primary Shares Sold	NAV Base Amount

$[ ] to $ [ ]	0% of NAV
$[ ] to $ [ ]	[ ]% of NAV
Over $[ ]	[__]% of NAV

(2) From and after the sale by Participating Broker-Dealer of Class T Shares sold as Primary Shares hereunder, the Dealer Manager will reallow to Participating Broker-Dealer during the term of the Participating Broker-Dealer Agreement a portion of the Dealer Manager Fee with respect to such Class T Shares equal to [__]% of the NAV per Class T Share at which such Class T Share was purchased. These amounts are in addition to the selling commissions provided for in Section IV of this Participating Broker-Dealer Agreement.

“DEALER MANAGER”
DEUTSCHE AM DISTRIBUTORS, INC.

Name:
Title:

“PARTICIPATING BROKER-DEALER”
[ ]

Name:
Title

SCHEDULE 2
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[ ]

NAME OF ISSUER:	RREEF PROPERTY TRUST TRUST, INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:	[ ], 2016

Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Dealer Manager Fees, Distribution Fees, reallowances and other payments due to it pursuant to the Participating Broker-Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING BROKER-DEALER”

________________________________________________
(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

SCHEDULE 3
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[ ]

Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska
☐	Alaska	☐	Nevada
☐	Arizona	☐	New Hampshire
☐	Arkansas	☐	New Jersey
☐	California	☐	New Mexico
☐	Colorado	☐	New York
☐	Connecticut	☐	North Carolina
☐	Delaware	☐	North Dakota
☐	District of Columbia	☐	Ohio
☐	Florida	☐	Oklahoma
☐	Georgia	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virgin Islands
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming
☐	Montana